Exhibit 99.2

Erie Indemnity Company
Statements of Operations
(dollars in thousands, except per share data)

	Three months ended March 31,
	2016	2015
	(Unaudited)
Operating revenue
Management fee revenue, net	$367,458	$343,234
Service agreement revenue	7,270	7,597
Total operating revenue	374,728	350,831

Operating expenses
Commissions	208,714	193,717
Salaries and employee benefits	53,289	55,019
All other operating expenses	45,060	49,665
Total operating expenses	307,063	298,401
Net revenue from operations	67,665	52,430

Investment income
Net investment income	4,662	4,541
Net realized investment losses	(1,088)	(240)
Net impairment losses recognized in earnings	(345)	(120)
Equity in (losses) earnings of limited partnerships	(670)	2,358
Total investment income	2,559	6,539
Income before income taxes	70,224	58,969
Income tax expense	24,329	20,136
Net income	$45,895	$38,833

Earnings Per Share
Net income per share
Class A common stock – basic	$0.99	$0.83
Class A common stock – diluted	$0.87	$0.74
Class B common stock – basic and diluted	$148	$125

Weighted average shares outstanding – Basic
Class A common stock	46,189,068	46,189,068
Class B common stock	2,542	2,542

Weighted average shares outstanding – Diluted
Class A common stock	52,523,927	52,634,752
Class B common stock	2,542	2,542

Dividends declared per share
Class A common stock	$0.730	$0.681
Class B common stock	$109.500	$102.150

Erie Indemnity Company
Reconciliation of Operating Income to Net Income

Reconciliation of operating income to net income

We disclose operating income, a non-GAAP financial measure, to enhance our investors’ understanding of our performance.  Our method of calculating this measure may differ from those used by other companies, and therefore comparability may be limited.

We define operating income as net income excluding realized capital gains and losses, impairment losses, and related federal income taxes.

We use operating income to evaluate the results of our operations.  It reveals trends that may be obscured by the net effects of realized capital gains and losses including impairment losses.  Realized capital gains and losses, including impairment losses, may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions which are not related to our ongoing operations.  We are aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator.  Operating income should not be considered as a substitute for net income prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and does not reflect our overall profitability.

The following table reconciles operating income and net income:

	Three months ended March 31,
(in thousands, except per share data)	2016	2015
	(Unaudited)
Operating income	$46,827	$39,067
Net realized losses and impairments on investments	(1,433)	(360)
Income tax benefit	501	126
Realized losses and impairments, net of income taxes	(932)	(234)
Net income	$45,895	$38,833

Per Class A common share-diluted:
Operating income	$0.89	$0.74
Net realized losses and impairments on investments	(0.03)	0.00
Income tax benefit	0.01	0.00
Realized losses and impairments, net of income taxes	(0.02)	0.00
Net income	$0.87	$0.74

Erie Indemnity Company
Statements of Financial Position
(in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,282	$182,889
Available for sale securities	54,285	62,067
Trading securities	2,955	—
Receivables from Erie Insurance Exchange and affiliates	352,451	348,055
Prepaid expenses and other current assets	37,164	24,697
Federal income taxes recoverable	0	11,947
Accrued investment income	5,832	5,491
Total current assets	557,969	635,146

Available-for-sale securities	560,928	537,874
Limited partnership investments	82,912	88,535
Fixed assets, net	58,918	59,087
Deferred income taxes, net	35,250	40,686
Note receivable from Erie Family Life Insurance Company	25,000	25,000
Other assets	19,647	20,968
Total assets	$1,340,624	$1,407,296

Liabilities and shareholders' equity
Current liabilities:
Commissions payable	$202,816	$195,542
Agent bonuses	31,940	106,752
Accounts payable and accrued liabilities	79,333	88,532
Dividends payable	33,996	33,996
Deferred executive compensation	15,132	20,877
Federal income taxes payable	8,541	0
Total current liabilities	371,758	445,699

Defined benefit pension plans	162,981	172,700
Employee benefit obligations	1,072	1,234
Deferred executive compensation	18,446	16,580
Other long-term liabilities	1,500	1,580
Total liabilities	555,757	637,793

Shareholders’ equity	784,867	769,503
Total liabilities and shareholders’ equity	$1,340,624	$1,407,296

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